EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2022 Third Quarter Financial Results
Quarterly Operating Revenues of $528.8 million, up 23%
Quarterly Net Income of $49.1 million, ROE of 19.1%
Quarterly Diluted EPS of $2.37 per share, up 42%

New York, NY – August 3, 2022 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across multiple asset classes and markets around the world, today announced its financial results for the fiscal year 2022 third quarter ended June 30, 2022.
Sean M. O’Connor, CEO of StoneX Group Inc., stated, “We continued to see strong performance across all products and segments, resulting in net income for the quarter of $49.1 million, up 44% compared to the prior year, and diluted EPS of $2.37. Standout performance was achieved by our retail business, with segment income up 338%, and our physical commodities businesses performed very well with operating revenues up 37%. Also notable was the increase in interest received on our client float, up 207%. Our financial results generated an ROE of 19.1% on stated book value and a 21.0% ROE on tangible book value for the quarter, and an ROE of 21.2% on stated book value and a 23.5% ROE on tangible book value for the year-to-date period.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”). The Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended June 30,			Nine Months Ended June 30,
(Unaudited) (in millions, except share and per share amounts)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$18,431.0	$9,785.9	88%	$48,214.1	$29,473.7	64%
Principal gains, net	295.2	232.1	27%	869.8	700.7	24%
Commission and clearing fees	126.9	124.0	2%	381.6	373.2	2%
Consulting, management, and account fees	27.7	22.3	24%	77.2	67.4	15%
Interest income	50.1	27.8	80%	112.3	72.4	55%
Total revenues	18,930.9	10,192.1	86%	49,655.0	30,687.4	62%
Cost of sales of physical commodities	18,402.1	9,760.6	89%	48,131.0	29,404.4	64%
Operating revenues	528.8	431.5	23%	1,524.0	1,283.0	19%
Transaction-based clearing expenses	74.7	67.1	11%	222.1	207.3	7%
Introducing broker commissions	41.2	41.8	(1)%	122.7	120.8	2%
Interest expense	28.1	14.5	94%	57.9	35.5	63%
Interest expense on corporate funding	10.7	10.1	6%	33.1	31.1	6%
Net operating revenues	374.1	298.0	26%	1,088.2	888.3	23%
Compensation and other expenses:
Variable compensation and benefits	123.9	102.4	21%	348.4	292.7	19%
Fixed compensation and benefits	78.3	74.9	5%	235.9	223.2	6%
Trading systems and market information	16.0	14.4	11%	49.0	42.9	14%
Professional fees	13.2	9.5	39%	38.9	27.8	40%
Non-trading technology and support	12.9	11.3	14%	38.7	32.8	18%
Occupancy and equipment rental	9.2	9.7	(5)%	26.7	25.8	3%
Selling and marketing	16.0	8.1	98%	41.3	23.4	76%
Travel and business development	4.9	1.3	277%	10.8	2.8	286%
Communications	2.0	2.3	(13)%	6.0	7.0	(14)%
Depreciation and amortization	11.7	9.7	21%	32.1	26.7	20%
Bad debt (recovery) expense, net	(0.7)	1.3	n/m	11.4	3.7	208%
Other	15.8	10.7	48%	44.6	33.9	32%
Total compensation and other expenses	303.2	255.6	19%	883.8	742.7	19%
Gain on acquisition and other gains	—	3.6	n/m	6.4	3.6	78%
Income before tax	70.9	46.0	54%	210.8	149.2	41%
Income tax expense	21.8	11.8	85%	56.0	40.2	39%
Net income	$49.1	$34.2	44%	$154.8	$109.0	42%
Earnings per share:
Basic	$2.42	$1.72	41%	$7.69	$5.53	39%
Diluted	$2.37	$1.67	42%	$7.52	$5.38	40%
Weighted-average number of common shares outstanding:
Basic	19,634,450	19,255,452	2%	19,529,843	19,102,244	2%
Diluted	20,109,992	19,855,226	1%	19,984,898	19,669,397	2%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Segment operating revenues represented by:
Commercial	$170.2	$152.2	12%	$506.9	$402.1	26%
Institutional	209.1	173.0	21%	573.2	530.1	8%
Retail	108.5	77.7	40%	324.9	261.6	24%
Global Payments	44.3	35.0	27%	127.7	102.9	24%
Corporate Unallocated	2.9	(2.0)	n/m	6.9	(1.3)	n/m
Eliminations	(6.2)	(4.4)	41%	(15.6)	(12.4)	26%
Operating revenues	$528.8	$431.5	23%	$1,524.0	$1,283.0	19%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Segment income represented by:
Commercial	$72.5	$60.4	20%	$208.1	$148.1	41%
Institutional	47.7	46.5	3%	129.6	143.3	(10)%
Retail	26.3	6.0	338%	95.2	55.9	70%
Global Payments	24.6	20.3	21%	73.0	60.1	21%
Total segment income	$171.1	$133.2	28%	$505.9	$407.4	24%
Reconciliation of segment income to income before tax:
Segment income	$171.1	$133.2	28%	$505.9	$407.4	24%
Net costs not allocated to operating segments	(100.2)	(90.8)	10%	(295.1)	(261.8)	13%
Gain on acquisition and other gains	—	3.6	n/m	—	3.6	n/m
Income before tax	$70.9	$46.0	54%	$210.8	$149.2	41%
Key Operating Metrics
The tables below display operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended June 30,			Nine Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Operating Revenues (in millions):
Listed derivatives	$106.1	$101.8	4%	$329.7	$297.9	11%
Over-the-counter (“OTC”) derivatives	50.2	49.7	1%	159.3	109.0	46%
Securities	154.6	137.1	13%	428.6	421.5	2%
FX / Contract For Difference (“CFD”) contracts	86.8	51.8	68%	257.9	186.3	38%
Global payments	42.8	34.1	26%	124.2	100.5	24%
Physical contracts	50.8	37.2	37%	132.4	110.5	20%
Interest / fees earned on client balances	21.5	7.0	207%	40.2	18.1	122%
Other	19.3	19.2	1%	60.4	52.9	14%
Corporate Unallocated	2.9	(2.0)	n/m	6.9	(1.3)	n/m
Eliminations	(6.2)	(4.4)	41%	(15.6)	(12.4)	26%
	$528.8	$431.5	23%	$1,524.0	$1,283.0	19%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	41,049	35,756	15%	119,796	110,097	9%
Listed derivatives, average rate per contract (1)	$2.41	$2.75	(12)%	$2.60	$2.59	—%
Average client equity - listed derivatives (millions)	$6,145	$3,967	55%	$5,362	$3,735	44%
OTC derivatives (contracts, 000’s)	730	771	(5)%	2,231	1,889	18%
OTC derivatives, average rate per contract	$69.16	$64.17	8%	$71.64	$57.27	25%
Securities average daily volume (“ADV”) (millions)	$6,602	$2,901	128%	$4,252	$2,687	58%
Securities rate per million (“RPM”) (2)	$314	$603	(48)%	$434	$681	(36)%
Average money market / FDIC sweep client balances (millions)	$1,863	$1,611	16%	$1,730	$1,431	21%
FX / CFD contracts ADV (millions)	$13,147	$9,650	36%	$13,615	$10,490	30%
FX / CFD contracts RPM	$102	$83	23%	$98	$93	5%
Global Payments ADV (millions)	$66	$55	20%	$61	$53	15%
Global Payments RPM	$10,652	$9,786	9%	$10,952	$10,041	9%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Operating Revenues
Operating revenues increased $97.3 million, or 23%, to $528.8 million in the three months ended June 30, 2022 compared to $431.5 million in the three months ended June 30, 2021.
Operating revenues derived from listed derivatives increased $4.3 million, or 4%, to $106.1 million in the three months ended June 30, 2022 compared to $101.8 million in the three months ended June 30, 2021. This increase was principally due to a 15% increase in listed derivative contract volumes, which was partially offset by a 12% decline in the average rate per contract compared to the three months ended June 30, 2021.
Operating revenues derived from OTC derivatives increased $0.5 million, or 1%, to $50.2 million in the three months ended June 30, 2022 compared to $49.7 million in the three months ended June 30, 2021. This was the result of an 8% increase in the OTC derivative average rate per contract, which was partially offset by a 5% decline in OTC derivative contract volumes compared to the three months ended June 30, 2021.
Operating revenues derived from securities transactions increased $17.5 million, or 13%, to $154.6 million in the three months ended June 30, 2022 compared to $137.1 million in the three months ended June 30, 2021. This increase was principally due to a 128% increase in ADV, which was partially offset by a 48% decline in RPM compared to the three months ended June 30, 2021.
Operating revenues derived from FX/CFD contracts increased $35.0 million, or 68%, to $86.8 million in the three months ended June 30, 2022 compared to $51.8 million in the three months ended June 30, 2021, principally due to a 36% increase in FX/CFD contracts ADV as well as a 23% increase in FX/CFD contracts RPM.
Operating revenues from global payments increased $8.7 million, or 26%, to $42.8 million in the three months ended June 30, 2022 compared to $34.1 million in the three months ended June 30, 2021, principally driven by a 20% increase in ADV and a 9% increase in global payments RPM.
Operating revenues derived from physical contracts increased $13.6 million, or 37%, to $50.8 million in the three months ended June 30, 2022 compared to $37.2 million in the three months ended June 30, 2021. This increase was principally due to increased activity in our physical precious metals businesses compared to the three months ended June 30, 2021.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivatives, correspondent clearing, and independent wealth management product offerings, increased $14.5 million, or 207%, to $21.5 million in the three months ended June 30, 2022 compared to $7.0 million in the three months ended June 30, 2021. This was principally driven by an increase in average client equity and average money-market/FDIC sweep client balances of 55% and 16%, respectively, as well as an increase in short-term interest rates.
Gain on Acquisition and Other Gains
Other Gains
The results of the nine months ended June 30, 2022 include a nonrecurring gain of $6.4 million related to a foreign exchange antitrust class action settlement received in March 2022.
The results of the three and nine months ended June 30, 2021 include a gain of $3.3 million related to the acquisition of Gain Capital Holdings, Inc. (“Gain”) in the fourth quarter of fiscal 2020, due to an adjustment to the final liabilities assumed, resulting in an adjustment from the initially determined values as of August 1, 2020. We also recognized a net gain on the disposal of fixed assets in the three and nine months ended June 30, 2021.
Impact of the Gain on Acquisition
The Company acquired Gain, effective August 1, 2020. When evaluating the acquisition of Gain, management also considers the amortization expense related to the intangible assets identified and recorded as part of the acquisition and the net loss on the internal merger of the operations of Gain’s U.K. subsidiaries.

The following table presents income before tax, income tax expense, and net income as reported in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The following table also presents adjusted income before tax, adjusted income tax expense, and adjusted net income, which are non-GAAP financial measures. The “adjusted” non-GAAP financial measures reflect each item after removing the impact of the related transaction costs and other expenses for the three and nine months ended June 30, 2022 and 2021, respectively. Management believes that presenting our results excluding the transaction costs and other expenses is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
As reported, GAAP:
Income before tax	$70.9	$46.0	54%	$210.8	$149.2	41%
Income tax expense	21.8	11.8	85%	56.0	40.2	39%
Net income	$49.1	$34.2	44%	$154.8	$109.0	42%
Return on equity	19.1%	15.5%		21.2%	17.4%

Adjusted (non-GAAP)(a):
Adjusted income before tax	$73.5	$45.3	62%	$218.7	$158.3	38%
Adjusted income tax expense	22.5	12.5	80%	58.1	43.6	33%
Adjusted net income	$51.0	$32.8	55%	$160.6	$114.7	40%
Adjusted return on equity	19.9%	14.9%		21.9%	18.3%
(a) Adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted return on equity are non-GAAP financial measures. A reconciliation between the GAAP and non-GAAP amounts listed above is provided in Appendix A.
Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended June 30,				Nine Months Ended June 30,
(in millions)	2022	% of Total	2021	% of Total	2022	% of Total	2021	% of Total
Variable compensation and benefits	$123.9	29%	$102.4	28%	$348.4	28%	$292.7	27%
Transaction-based clearing expenses	74.7	18%	67.1	19%	222.1	19%	207.3	20%
Introducing broker commissions	41.2	10%	41.8	11%	122.7	10%	120.8	11%
Total variable expenses	239.8	57%	211.3	58%	693.2	57%	620.8	58%
Fixed compensation and benefits	78.3	19%	74.9	21%	235.9	19%	223.2	21%
Other fixed expenses	101.7	24%	77.0	21%	288.1	23%	223.1	21%
Bad debt (recovery) expense, net	(0.7)	—%	1.3	—%	11.4	1%	3.7	—%
Total non-variable expenses	179.3	43%	153.2	42%	535.4	43%	450.0	42%
Total non-interest expenses	$419.1	100%	$364.5	100%	$1,228.6	100%	$1,070.8	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Segment Results
Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail and Global Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
Commercial

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$18,224.3	$9,315.9	96%	$47,551.9	$28,479.4	67%
Principal gains, net	84.4	75.6	12%	260.2	187.0	39%
Commission and clearing fees	41.9	47.8	(12)%	129.9	136.2	(5)%
Consulting, management and account fees	5.8	4.8	21%	16.2	14.8	9%
Interest income	12.3	5.2	137%	26.6	13.8	93%
Total revenues	18,368.7	9,449.3	94%	47,984.8	28,831.2	66%
Cost of sales of physical commodities	18,198.5	9,297.1	96%	47,477.9	28,429.1	67%
Operating revenues	170.2	152.2	12%	506.9	402.1	26%
Transaction-based clearing expenses	14.8	13.1	13%	42.3	40.3	5%
Introducing broker commissions	8.4	10.7	(21)%	24.2	26.2	(8)%
Interest expense	5.1	3.4	50%	13.0	9.8	33%
Net operating revenues	141.9	125.0	14%	427.4	325.8	31%
Variable direct compensation and benefits	40.0	38.1	5%	125.2	100.3	25%
Net contribution	101.9	86.9	17%	302.2	225.5	34%
Fixed compensation and benefits	13.0	12.6	3%	37.6	37.3	1%
Other fixed expenses	16.8	12.7	32%	47.7	37.5	27%
Bad debt (recovery) expense, net	(0.4)	1.2	n/m	8.8	2.6	238%
Non-variable direct expenses	29.4	26.5	11%	94.1	77.4	22%
Segment income	$72.5	$60.4	20%	$208.1	$148.1	41%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Listed derivatives	$56.9	$60.6	(6)%	$187.6	$169.8	10%
OTC derivatives	50.2	49.7	1%	159.3	108.9	46%
Physical contracts	46.1	32.5	42%	120.7	97.7	24%
Interest / fees earned on client balances	11.4	4.2	171%	23.1	9.7	138%
Other	5.6	5.2	8%	16.2	16.0	1%
	$170.2	$152.2	12%	$506.9	$402.1	26%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	7,482	7,882	(5)%	22,986	23,885	(4)%
Listed derivatives, average rate per contract (1)	$7.26	$7.44	(2)%	$7.75	$6.77	14%
Average client equity - listed derivatives (millions)	$2,585	$1,780	45%	$2,104	$1,600	32%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	730	771	(5)%	2,231	1,889	18%
OTC derivatives, average rate per contract	$69.16	$64.17	8%	$71.64	$57.27	25%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	89.3	82.5	8%	252.6	260.3	(3)%
Commission and clearing fees	71.8	60.6	18%	208.8	190.1	10%
Consulting, management and account fees	7.5	4.3	74%	17.8	13.8	29%
Interest income	40.5	25.6	58%	94.0	65.9	43%
Total revenues	209.1	173.0	21%	573.2	530.1	8%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	209.1	173.0	21%	573.2	530.1	8%
Transaction-based clearing expenses	51.1	43.5	17%	152.6	140.6	9%
Introducing broker commissions	8.6	7.2	19%	24.0	22.6	6%
Interest expense	23.0	11.2	105%	44.5	26.7	67%
Net operating revenues	126.4	111.1	14%	352.1	340.2	3%
Variable direct compensation and benefits	51.7	41.2	25%	137.7	127.9	8%
Net contribution	74.7	69.9	7%	214.4	212.3	1%
Fixed compensation and benefits	13.0	10.5	24%	37.9	34.9	9%
Other fixed expenses	14.6	12.5	17%	45.3	33.6	35%
Bad debt (recovery) expense, net	(0.6)	0.4	n/m	1.6	0.5	220%
Non-variable direct expenses	27.0	23.4	15%	84.8	69.0	23%
Segment income	$47.7	$46.5	3%	$129.6	$143.3	(10)%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Listed derivatives	$49.2	$41.2	19%	$142.1	$128.1	11%
OTC derivatives	—	—	—%	—	0.1	(100)%
Securities	131.1	112.5	17%	353.9	350.0	1%
FX contracts	7.9	3.7	114%	22.1	12.2	81%
Interest / fees earned on client balances	9.4	2.5	276%	16.0	7.5	113%
Other	11.5	13.1	(12)%	39.1	32.2	21%
	$209.1	$173.0	21%	$573.2	$530.1	8%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	33,567	27,874	20%	96,809	86,212	12%
Listed derivatives, average rate per contract (1)	$1.33	$1.42	(6)%	$1.38	$1.44	(4)%
Average client equity - listed derivatives (millions)	$3,560	$2,188	63%	$3,258	$2,135	53%
Securities ADV (millions)	$6,602	$2,901	128%	$4,252	$2,687	58%
Securities RPM (2)	$314	$603	(48)%	$434	$681	(36)%
Average money market / FDIC sweep client balances (millions)	$1,863	$1,611	16%	$1,730	$1,431	21%
FX contracts ADV (millions)	$3,898	$1,412	176%	$4,000	$1,477	171%
FX contracts RPM	$32	$40	(20)%	$28	$43	(35)%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Retail

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$206.7	$470.0	(56)%	$662.2	$994.3	(33)%
Principal gains, net	79.4	45.4	75%	236.0	163.9	44%
Commission and clearing fees	12.1	14.7	(18)%	39.5	44.4	(11)%
Consulting, management and account fees	12.9	10.8	19%	38.5	33.1	16%
Interest income	1.0	0.3	233%	1.8	1.2	50%
Total revenues	312.1	541.2	(42)%	978.0	1,236.9	(21)%
Cost of sales of physical commodities	203.6	463.5	(56)%	653.1	975.3	(33)%
Operating revenues	108.5	77.7	40%	324.9	261.6	24%
Transaction-based clearing expenses	6.6	7.7	(14)%	20.2	20.4	(1)%
Introducing broker commissions	23.7	23.8	—%	73.8	71.6	3%
Interest expense	0.3	0.3	—%	1.4	0.9	56%
Net operating revenues	77.9	45.9	70%	229.5	168.7	36%
Variable direct compensation and benefits	6.2	4.0	55%	17.1	12.7	35%
Net contribution	71.7	41.9	71%	212.4	156.0	36%
Fixed compensation and benefits	14.2	13.9	2%	41.3	39.0	6%
Other fixed expenses	30.9	22.3	39%	81.3	60.5	34%
Bad debt expense (recovery), net	0.3	(0.3)	n/m	1.0	0.6	67%
Non-variable direct expenses	45.4	35.9	26%	123.6	100.1	23%
Other gain	—	—	—%	6.4	—	n/m
Segment income	$26.3	$6.0	338%	$95.2	$55.9	70%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Securities	$23.5	$24.6	(4)%	$74.7	$71.5	4%
FX / CFD contracts	78.9	48.1	64%	235.8	174.1	35%
Physical contracts	4.7	4.7	—%	11.7	12.8	(9)%
Interest / fees earned on client balances	0.7	0.3	133%	1.1	0.9	22%
Other	0.7	—	n/m	1.6	2.3	(30)%
	$108.5	$77.7	40%	$324.9	$261.6	24%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions)	$9,250	$8,238	12%	$9,615	$9,013	7%
FX / CFD contracts RPM	$132	$90	47%	$127	$101	26%

Global Payments

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	42.1	32.7	29%	121.0	96.9	25%
Commission and clearing fees	1.5	1.3	15%	4.6	3.8	21%
Consulting, management, account fees	0.7	1.0	(30)%	2.1	2.2	(5)%
Interest income	—	—	—%	—	—	—%
Total revenues	44.3	35.0	27%	127.7	102.9	24%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	44.3	35.0	27%	127.7	102.9	24%
Transaction-based clearing expenses	2.4	1.8	33%	6.1	4.9	24%
Introducing broker commissions	0.5	0.1	400%	0.9	0.4	125%
Interest expense	—	—	—%	0.1	0.1	—%
Net operating revenues	41.4	33.1	25%	120.6	97.5	24%
Variable compensation and benefits	7.8	6.6	18%	23.0	19.2	20%
Net contribution	33.6	26.5	27%	97.6	78.3	25%
Fixed compensation and benefits	4.8	3.6	33%	13.7	10.7	28%
Other fixed expenses	4.2	2.6	62%	10.9	7.5	45%
Bad debt expense	—	—	—%	—	—	—%
Total non-variable direct expenses	9.0	6.2	45%	24.6	18.2	35%
Segment income	$24.6	$20.3	21%	$73.0	$60.1	21%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Payments	$42.8	$34.1	26%	$124.2	$100.5	24%
Other	1.5	0.9	67%	3.5	2.4	46%
	$44.3	$35.0	27%	$127.7	$102.9	24%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$66	$55	20%	$61	$53	15%
Global Payments RPM	$10,652	$9,786	9%	$10,952	$10,041	9%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments discussed above.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2022	2021	% Change	2022	2021	% Change
Compensation and benefits:
Variable compensation and benefits	$16.7	$11.6	44%	$41.6	$29.7	40%
Fixed compensation and benefits	27.7	29.1	(5)%	89.0	86.4	3%
	44.4	40.7	9%	130.6	116.1	12%
Other expenses:
Occupancy and equipment rental	9.0	9.2	(2)%	26.3	25.0	5%
Non-trading technology and support	9.2	6.2	48%	28.3	22.0	29%
Professional fees	6.7	4.9	37%	19.5	15.8	23%
Depreciation and amortization	5.7	4.7	21%	16.3	13.1	24%
Communications	1.3	1.5	(13)%	4.1	4.8	(15)%
Selling and marketing	2.0	0.4	400%	4.9	1.0	390%
Trading systems and market information	1.1	0.9	22%	3.6	2.5	44%
Travel and business development	1.1	0.5	120%	2.3	1.2	92%
Other	6.2	4.7	32%	17.8	16.4	9%
	42.3	33.0	28%	123.1	101.8	21%
Total compensation and other expenses	$86.7	$73.7	18%	$253.7	$217.9	16%
Total unallocated costs and other expenses increased $13.0 million, or 18%, to $86.7 million in the three months ended June 30, 2022 compared to $73.7 million in the three months ended June 30, 2021. Compensation and benefits increased $3.7 million, or 9%, to $44.4 million in the three months ended June 30, 2022 compared to $40.7 million in the three months ended June 30, 2021, principally due to the increase in headcount.
Average administrative headcount increased 12% in the three months ended June 30, 2022 compared to the three months ended June 30, 2021, principally within IT, compliance, and human resources. Other non-compensation expenses increased $9.3 million, or 28%, to $42.3 million in the three months ended June 30, 2022 compared to $33.0 million in the three months ended June 30, 2021 principally due to higher legal fees, not directly related to a business, non-trading technology and travel costs, as well as the costs of holding our bi-annual global sales and strategy meeting in March 2022.

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	June 30, 2022	September 30, 2021
Summary asset information:
Cash and cash equivalents	$1,363.7	$1,109.6
Cash, securities and other assets segregated under federal and other regulations	$2,543.8	$2,274.4
Securities purchased under agreements to resell	$1,716.2	$2,239.9
Securities borrowed	$1,108.7	$2,163.1
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$7,260.1	$5,292.9
Receivables from clients, net and notes receivable, net	$632.6	$467.2
Financial instruments owned, at fair value	$3,733.5	$4,354.6
Physical commodities inventory, net	$564.2	$447.5
Property and equipment, net	$109.8	$93.3
Operating right of use assets	$113.8	$125.3
Goodwill and intangible assets, net	$90.0	$100.8
Other	$172.4	$171.0

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$337.2	$305.1
Operating lease liabilities	$133.9	$146.6
Payables to clients	$10,146.9	$7,835.9
Payables to broker-dealers, clearing organizations and counterparties	$430.7	$613.5
Payables to lenders under loans	$508.2	$248.6
Senior secured borrowings, net	$338.9	$507.0
Income taxes payable	$25.0	$13.2
Securities sold under agreements to repurchase	$2,807.7	$4,340.9
Securities loaned	$1,095.5	$2,153.6
Financial instruments sold, not yet purchased, at fair value	$2,537.5	$1,771.2
Stockholders’ equity	$1,047.3	$904.0

Common stock outstanding - shares	20,257,472	19,823,910
Net asset value per share	$51.70	$45.60
The Company calculates ROE on stated book value based on net income divided by average stockholders’ equity. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Thursday, August 4, 2022 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call via https://register.vevent.com/register/BIa1eac13cc1954ac0b60e9bfb10a7c834 approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its over 3,300 employees serve more than 52,000 commercial, institutional, and global payments clients, and more than 370,000 retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G

Appendix A
The “adjusted” non-GAAP amounts reflect each item after removing the impact of the related transaction costs and other expenses for the three and nine months ended June 30, 2022 and 2021, respectively. Management believes that presenting our results excluding the related transaction costs and other expenses is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2022	2021	2022	2021
Reconciliation of income before tax to adjusted non-GAAP amounts:
Income before tax, as reported (GAAP)	$70.9	$46.0	$210.8	$149.2
Gain on acquisition attributable to tangible assets acquired	—	(3.3)	—	(3.3)
Acquisition related transaction costs and other expenses:
Amortization of intangible assets acquired	2.6	2.6	7.9	7.9
FX loss, net on internal merger (1)	—	—	—	4.5
Total acquisition related transaction costs and other expenses, net	2.6	2.6	7.9	12.4
Adjusted income before tax, (non-GAAP)	$73.5	$45.3	$218.7	$158.3

Reconciliation of income tax expense to adjusted non-GAAP amounts:
Income tax expense, as reported (GAAP)	$21.8	$11.8	$56.0	$40.2
Tax effect of the gain on acquisition	—	—	—	—
Tax effect of the acquisition related transaction costs and other expenses	0.7	0.7	2.1	3.4
Adjusted income tax expense (non-GAAP)	$22.5	$12.5	$58.1	$43.6

Reconciliation of net income to adjusted non-GAAP amounts:
Net income, as reported (GAAP)	$49.1	$34.2	$154.8	$109.0
Total gain on acquisition, net of tax	—	(3.3)	—	(3.3)
Acquisition related transaction costs and other expenses, net, net of tax	1.9	1.9	5.8	9.0
Adjusted net income (non-GAAP)	$51.0	$32.8	$160.6	$114.7

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2022	2021	2022	2021
Calculation of average stockholders’ equity:
Total stockholders’ equity - beginning of period, as reported (GAAP)	$1,005.6	$860.2	$904.0	$767.5
Total stockholders’ equity - end of period, as reported (GAAP)	1,047.3	901.4	1,047.3	901.4
Average stockholders’ equity	$1,026.5	$880.8	$975.7	$834.5

Calculation of return on equity:
Net income, as reported (GAAP)	$49.1	$34.2	$154.8	$109.0
Average stockholders’ equity	$1,026.5	$880.8	$975.7	$834.5
Return on equity	19.1%	15.5%	21.2%	17.4%

Calculation of adjusted return on equity (non-GAAP)
Adjusted net income (non-GAAP)	$51.0	$32.8	$160.6	$114.7
Average stockholders’ equity	$1,026.5	$880.8	$975.7	$834.5
Adjusted return on equity (non-GAAP)	19.9%	14.9%	21.9%	18.3%
(1) For the nine months ended June 30, 2021, operating revenues included unrealized losses on derivative positions of $4.9 million used to mitigate our exposure to the British Pound in the acquired Gain subsidiaries in advance of the March 1, 2021 transfer of the majority of the operations of Gain’s U.K. domiciled subsidiaries into StoneX Financial Ltd., a U.S. dollar denominated entity. In addition, as Gain’s U.K. subsidiaries had a functional currency of British Pound, the increased U.S. dollar exposure resulted in a foreign currency gain on revaluation of $0.4 million for the nine months ended June 30, 2021, respectively.